SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2006

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

On September 19, 2006, Patrick J. Glennon was appointed to the Company’s advisory board. Concluding a 20year career with IBM Corporation in 2001as Director of Corporate Finance, Mr. Glennon directed IBM’s equity and alliance transactions for the Worldwide Technology Group and North American Global Services. Transactions included acquisitions, investments, divestitures, and alliances. Earlier, he was IBM’s lead staff accountant responsible for the IBM consolidated Income and Expense reporting.

Mr. Glennon is currently Senior Vice President of Strategic Business Development for Lee Hecht Harrison, Woodcliff Lake, NJ and is a principal of Core Management Consulting Solutions with a focus on acquisitions, investments, divestitures, and alliances and post acquisition integration, restructuring and management re-alignment. Mr. Glennon holds a Master of Business Administration, Finance, from Pace University (1987) and a Bachelor of Science, Accountancy, Bentley College (1982).

The Company regrets the late filing of the 10QSB for the 2nd quarter of 2006 due to the change of accountants and expects that future financial reports will be timely.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: September 19, 2006	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer